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                                                                     Exhibit 4.1

            CERTIFICATE OF DESIGNATION, PREFERENCES AND OTHER RIGHTS

                                     OF THE

                            SERIES A PREFERRED STOCK,

                          SERIES B PREFERRED STOCK, AND

                            SERIES C PREFERRED STOCK

                                       OF

                               USA BROADBAND, INC.

                         Pursuant to Section 151 of the

                        Delaware General Corporation Law



         USA Broadband, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), hereby certifies that, pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board of Directors") by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), and in accordance with
Section 151(g) of the Delaware General Corporation Law, the Board of Directors on the 28th day of June, 2001 duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

         WHEREAS, the Board of Directors of the Corporation is authorized, by the Certificate of Incorporation, to establish one or more series of Preferred Stock and determine the designation of such series, the number of shares constituting such series, and the rights, preferences, privileges, qualifications, limitations and restrictions relating to the shares of such series, all to the extent permitted by the Delaware General Corporation Law; and

         WHEREAS, the Board of Directors desires to exercise its authority as aforesaid to establish three series of such Preferred Stock and to determine the designation of each such series, the number of shares constituting each such series, and the terms of the shares constituting each such series.

         NOW, THEREFORE, BE IT RESOLVED: That the Board of Directors deems it advisable to adopt, and hereby adopts, the following Certificate of Designation, Preferences and Other Rights of the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock of the Corporation.


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                  I.     SERIES A PREFERRED STOCK

       1. DESIGNATION. Seven million (7,000,000) shares of Preferred Stock, $0.001 par value per share, are designated as "Series A Preferred Stock." The rights, powers, preferences, privileges, qualifications, limitations and restrictions granted to and imposed on the Series A Preferred Stock are set forth below.

       2. DIVIDEND PROVISIONS. The holders of shares of Series A Preferred Stock shall be entitled to receive dividends out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock or any other class of Preferred Stock of the Corporation, at the rate of $0.12 per share for each share of Series A Preferred Stock (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) per annum, payable quarterly when, as and if declared by the Board of Directors. Such dividends shall be cumulative from the date of issuance of the shares to which they relate and shall be payable, at the election of the Board of Directors, either in cash or in shares of Series A Preferred Stock, at a rate of one share per $1.50 of dividends.

       3.     LIQUIDATION PREFERENCE.

       (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock or any other series of Preferred Stock of the Corporation, by reason of their ownership thereof, an amount per share equal to $1.50 for each outstanding share of Series A Preferred Stock (as adjusted for stock splits, stock dividends and recapitalizations) (the "Original Series A Issue Price") plus an amount equal to accrued or declared but unpaid dividends thereon. If, upon the occurrence of such an event, the assets and property available for distribution among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount to which they are entitled as referenced above, then all of the assets and property of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the aggregate preferential amounts owed such holders upon a liquidation, dissolution or winding up of the Corporation.

       (b) After the distributions described in subsection (a) above have been paid in full, and after the payment of the preferential amounts payable to the holders of Series B Preferred Stock and Series C Preferred Stock as set forth below, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock).


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       (c) For purposes of this Section I.3, (i) any acquisition of the
Corporation by means of merger (other than the Reincorporation Merger, as defined in Section I.4(d)(ii) below) or other form of corporate reorganization in which the stockholders of the Corporation do not own a majority of the outstanding shares of the surviving corporation or (ii) a sale of all or substantially all of the assets of the Corporation shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series A Preferred Stock and Common Stock to receive at the closing cash, securities or other property as specified in Sections I.3(a) and I.3(b) above.

       (d) Any securities to be delivered to the holders of the Series A Preferred Stock and/or Common Stock pursuant to Section I.3(c) above shall be valued as follows:

              (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                     (A) If traded on a national securities exchange or the
              Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                     (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing; and

                     (C) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

              (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in (i)(A),
       (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

       (e) In the event the requirements of Section I.3(c) are not complied with, the Corporation shall forthwith either:

              (i) cause such closing to be postponed until such time as the requirements of Section I.3(c) have been complied with, or

              (ii) cancel such transaction, in which event the rights, preferences, privileges and restrictions of the holders of Series A Preferred Stock shall revert to and be the same as such rights, preferences, privileges and restrictions existing immediately prior to the date of the first notice referred to in Section I.3(f) hereof.

       (f) The Corporation shall give each holder of record of Series A Preferred Stock written notice of such a Section I.3(c) transaction not later than ten (10) days prior to

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the stockholders' meeting called to approve such transaction, or ten (10) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than ten (10) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the Series A Preferred Stock then outstanding.

       4. CONVERSION. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Series A Conversion Rights").

       (a) RIGHT TO CONVERT. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.50 by the conversion price of the Series A Preferred Stock (the "Series A Conversion Price") as in effect on the date the certificate representing the shares to be converted is surrendered for conversion (the resulting fraction is referred to herein as the "Series A Conversion Rate"). The initial Series A Conversion Price shall be $1.50. The Series A Conversion Price shall be subject to adjustment as set forth below.

       (b) AUTOMATIC CONVERSION. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Series A Conversion Rate then in effect immediately upon the consummation of the Corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, which results in aggregate gross cash proceeds to the Corporation in excess of $15,000,000 and the public offering price of which is not less than $10.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization).

       (c) MECHANICS OF CONVERSION. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued, provided, however, that in the event of an automatic conversion pursuant to section I.4(b) above, the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; and provided further, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless either the


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certificates evidencing such shares having been converted are delivered to the
Corporation or its transfer agent as provided above, or a holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after delivery of the surrendered certificates as referenced above, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion will be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, unless otherwise designated in writing by the holders of such Series A Preferred Stock, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

       (d) ADJUSTMENTS TO SERIES A CONVERSION PRICE.

              (i) ADJUSTMENTS FOR FUTURE ISSUANCES OF SHARES AT LOWER PRICE

                     (A) If the Corporation, at any time or from time to time
              after the date of the first issuance of Series A Preferred Stock (the "Series A Initial Purchase Date"), shall issue any Additional Stock (as defined below) without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to the issuance of such Additional Stock, such Series A Conversion Price shall forthwith be adjusted to a price determined by multiplying such Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of shares of Additional Stock so issued would purchase at such Series A Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such shares of Additional Stock so issued; provided that for the purposes of this subsection, all shares of Common Stock issuable upon conversion of outstanding Preferred Stock shall be deemed to be outstanding, and immediately after any Additional Stock is deemed issued, such Additional Stock shall be deemed to be outstanding.

                     (B) No adjustment of the Series A Conversion Price shall be


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              made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections I.4(d)(i)(E)(3) and I.4(d)(i)(E)(4) below, no adjustment of the Series A Conversion Price pursuant to this subsection I.4(d)(i) shall have the effect of increasing the Series A Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                     (C) In the case of the issuance of Common Stock for cash,
              the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                     (D) In the case of the issuance of the Common Stock for a
              consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                     (E) In the case of the issuance, whether before, on or
              after the Series A Initial Purchase Date, of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (which are not excluded from the definition of Additional Stock), the following provisions shall apply:

                            (1) The aggregate maximum number of shares of Common
                     Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections I.4(d)(i)(C) and I.4(d)(i)(D) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby.

                            (2) The aggregate maximum number of shares of Common
                     Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the


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                     exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections I.4(d)(i)(C) and I.4(d)(i)(D) above).

                            (3) In the event of any change in the number of
                     shares of Common Stock deliverable or any increase in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Series A Conversion Price obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities, and any subsequent adjustments based thereon, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                            (4) Upon the expiration of any such options or
                     rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities, and any subsequent adjustments based thereon, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities. Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities shall continue to be deemed to be issued.


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                            (5) All Common Stock deemed issued pursuant to this
                     subsection I.4(d)(i)(E) shall be considered issued only at the time of its deemed issuance and any actual issuance of such stock shall not be an actual issuance or a deemed issuance of the Corporation's Common Stock under the provisions of this Section I.4.

              (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection I.4(d)(i)(E)) by the Corporation on or after the Series A Initial Purchase Date other than shares of Common Stock issued or issuable

                     (A) pursuant to (i) the terms of the Agreement and Plan of
              Reorganization dated effective as of March 1, 2001 (the "Reorganization Agreement"), entered into by and among Optika Investment Company, Inc. ("Optika"), Cable Concepts, Inc. and various other parties, (ii) the merger of Optika with and into this Corporation (the "Reincorporation Merger"), or (iii) a transaction described in subsection I.4(d)(iii) below,

                     (B) up to 6,400,000 shares of Common Stock (as adjusted for stock splits, stock dividends and recapitalizations) to officers, directors, employees and consultants of the Corporation directly or pursuant to benefit plans approved by the stockholders and directors of the Corporation,

                     (C) in connection with capital equipment leases, commercial debt financing, technology acquisitions and other comparable transactions approved by the Board of Directors,

                     (D) upon conversion of the Series A Preferred Stock or in
              exchange for any shares of Series C Preferred Stock,

                     (E) issued to satisfy any obligation to pay any dividend or distribution on or with respect to the Series A, Series B or Series C Preferred Stock, or

                     (F) any transaction for which adjustment of the Series A
              Conversion Price is made in accordance with Section I.4(d)(iii) below).

              (iii) In the event the Corporation should at any time or from time to time after the Series A Initial Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock


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       Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series A Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase of outstanding shares determined in accordance with subsection I.4(d)(i)(E).

              (iv) If the number of shares of Common Stock outstanding at any time after the Series A Initial Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Series A Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

       (e) OTHER DISTRIBUTIONS. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection I.4(d)(iii), then, in each such case for the purpose of this subsection I.4(e), the holders of Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

       (f) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in Section I.3 or this Section I.4) provision shall be made so that the holders of each share of Series A Preferred Stock shall thereafter be entitled to receive upon conversion of such share of Series A Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section I.4 with respect to the rights of the holders of each share of Series A Preferred Stock after the recapitalization to the end that the provisions of this Section I.4 (including adjustment of the Series A Conversion Price then in effect and the number of shares purchasable upon conversion of shares of Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

       (g) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section I.4 and in the taking of all


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such action as may be necessary or appropriate in order to protect the Series A
Conversion Rights against impairment.

       (h) NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

              (i) No fractional shares shall be issued upon conversion of the Series A Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

              (ii) Upon the occurrence of each adjustment or readjustment of any Series A Conversion Price pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Series A Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such Series A Preferred Stock.

       (i) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

       (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but


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unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

       (k) NOTICES. Any notice required by the provisions of this Section I.4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

       5.     REDEMPTION RIGHTS.

       (a) REDEMPTION AT ELECTION OF CORPORATION. On or at any time after the seventh (7th) anniversary of the Series A Initial Purchase Date, the Corporation may redeem all or a portion of the then outstanding shares of Series A Preferred Stock at the Original Series A Issue Price plus accumulated and declared and unpaid dividends (the "Series A Redemption Price"). In the event the Corporation determines to redeem a portion of the outstanding shares of Series A Preferred Stock, the Corporation shall effect such redemption pro rata according to the number of shares held by each holder thereof.

       (b) NOTICE FOR CORPORATION INITIATED REDEMPTION. With respect to a redemption of Series A Preferred Stock initiated by the Corporation, at least 30 days' previous written notice by certified or registered mail, postage prepaid, shall be given to the holders of record of the Preferred Stock to be redeemed, such notice to be addressed to each such stockholder at the address of such holder given to the Corporation for the purpose of notice, or if no such address appears or is so given, at the place where the principal office of the Corporation is located. Such notice shall state the date of the intended redemption (the "Series A Redemption Date"), the Series A Redemption Price, the then current Series A Conversion Rate and the date of termination of the right to convert (which date shall not be earlier than thirty (30) days and not later than sixty (60) days after the above written notice by mail has been given) and shall call upon such holder to surrender to the Corporation on said date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed. On or after the Series A Redemption Date stated in such notice, the holder of each share of Series A Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Series A Redemption Price for the shares of Series A Preferred Stock surrendered. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the Series A Redemption Date funds necessary for the redemption shall be available therefor, then, as to any certificates evidencing any Series A Preferred Stock so called for redemption and not surrendered, all rights of the holders of such shares so called for redemption and not surrendered shall cease with respect to such shares, except only the right of the holders to receive the Series A Redemption Price for such shares of Series A Preferred Stock which they hold, without interest, upon surrender of their certificates therefor.


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       (c) TRUST FUND. On or prior to any Series A Redemption Date, the
Corporation shall deposit, with any bank or trust company in the United States, as a trust fund, a sum sufficient to redeem, on the Series A Redemption Date thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced) and to pay, on or after the Series A Redemption Date or prior hereto, the Series A Redemption Price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the Series A Redemption Date), the shares so called shall be redeemed. The deposit shall constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall no longer be outstanding, and the holders thereof shall cease to be stockholders with respect to such shares, and shall have no rights with respect thereto except the right to notice pursuant to paragraph (b) above and to receive from the bank or trust company payment of the Series A Redemption Price for the Series A Preferred Stock which they hold, without interest, upon the surrender of their certificates therefor and the right to convert said shares as provided herein at any time up to but not after the close of business on the fifth day prior to the Series A Redemption Date of such shares (which date will not be earlier than thirty (30) days after the written notice of redemption has been mailed to holders of record of the Series A Preferred Stock called for redemption). Any monies so deposited on account of the Series A Redemption Price of Series A Preferred Stock converted subsequent to the making of such deposit shall be repaid to the Corporation forthwith upon the conversion of such Series A Preferred Stock. Any interest accrued on any funds so deposited shall be the property of, and paid to, the Corporation. If the holders of Series A Preferred Stock so called for redemption shall not, at the end of six (6) years from the Series A Redemption Date thereof, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Corporation such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Corporation for payment of the Series A Redemption Price for the Series A Preferred Stock which they hold.

       6. VOTING RIGHTS. So long as fifty percent (50%) of the shares of Series A Preferred Stock ever issued remain outstanding, the holders thereof shall be entitled to elect two (2) members of the Board of Directors, voting together as a separate class. Additionally, the holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

       7. PROTECTIVE PROVISIONS. So long as at least fifty percent (50%) of the shares of Series A Preferred Stock (as adjusted for stock splits, stock dividends or recapitalizations) ever issued are outstanding and have not been converted into Common Stock, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting together as one class except where otherwise required by law:

       (a) amend or repeal any provision of the Corporation's Certificate of Incorporation or Bylaws if such action would alter or change the designations, preferences and relative, participating, optional and other special rights, or the restrictions provided for the benefit of the Series A Preferred Stock;

       (b) authorize a merger (other than the Reincorporation Merger), sale of all or substantially all the assets, consolidation, recapitalization or reorganization of the Corporation;

       (c) authorize or issue shares of any class of stock having a preference over, or being on a parity with, the Series A Preferred Stock with respect to dividends or assets (it being understood that such restriction shall not apply to the issuance of Series B Preferred Stock and Series C Preferred Stock issuable in connection with the transactions described in the Reorganization Agreement);

       (d) pay or declare any dividend on shares of Common Stock if preferential, accumulated, or declared dividends on Series A Preferred Stock remain unpaid, except dividends solely in Common Stock;

       (e) repurchase or otherwise acquire any of its own shares other than pursuant to the Certificate of Incorporation, in accordance with the redemption provisions set forth herein, or as contemplated by the Reorganization Agreement or Reincorporation Merger, or the repurchase of up to 3,000,000 shares from former employees or consultants of the Corporation, at cost, upon the termination of their relationships with the Corporation; or

       (f) change the uses or priorities designated for the Available Proceeds from any Triggering Equity Transactions, as defined in Section II.5(b) below.

       8. STATUS OF CONVERTED OR REDEEMED SHARES. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section I.4 hereof or redeemed pursuant to Section I.5 hereof, the shares so converted or redeemed shall be canceled and shall not be issuable by the Corporation, and the Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the number of shares of Series A Preferred Stock the Corporation is authorized to issue.

                  II.     SERIES B PREFERRED STOCK

       1. DESIGNATION. Two million six hundred twenty-five thousand (2,625,000) shares of Preferred Stock, $0.001 par value per share, are designated as "Series B

Preferred Stock." The rights, powers, preferences, privileges, qualifications, limitations and restrictions granted to and imposed on the Series B Preferred Stock are set forth below.

       2.     DIVIDEND PROVISIONS.

       (a) The holders of Series B Preferred Stock shall not be entitled to any dividends, and no such rights will accrue, prior to July 9, 2003 (the "Non-Redemption Dividend Date").

       (b) If redemption of all shares of Series B Preferred Stock does not occur on or before the Non-Redemption Dividend Date, as provided in Section II.5 below, then effective as of the Non-Redemption Dividend Date, the holders of shares of Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Common Stock or Series C Preferred Stock of the Corporation (other than a dividend to the holders of Common Stock payable in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation), but subordinate to the payment of any preferential dividend payable on the Series A Preferred Stock as set forth in Section I.2 above, at the rate of $0.14 per share (with such rate subject to adjustment for stock splits, consolidations and the like) for each share of Series B Preferred Stock per annum (commencing from the Non-Redemption Dividend
Rate), payable when, as and if declared by the Board of Directors. Such dividends shall be cumulative and shall be payable in cash.

       No dividends shall be declared or paid or set apart for payment on the Series C Preferred Stock or any class or series of Common Stock unless all outstanding shares of Series B Preferred Stock have been redeemed as provided in
Section II.5 below.

       3.     LIQUIDATION PREFERENCE.

       (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive, after distribution to holders of Series A Preferred Stock of the preferential amount to which they are entitled as provided in Section I.3(a) above, but prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series C Preferred Stock or Common Stock of the Corporation, by reason of their ownership thereof, an amount per share equal to $1.00 for each outstanding share of Series B Preferred Stock (as adjusted for stock splits, stock dividends and recapitalizations) plus an amount equal to any accrued or declared but unpaid dividends thereon (the "Series B Liquidation Preference Amount"). If, upon the occurrence of such an event, and after satisfaction of the preferential liquidation payments to the holders of Series A Preferred Stock, the assets and property available for distribution among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount to which they are entitled as referenced above, then the assets and property of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the aggregate preferential amounts owed such holders upon a liquidation, dissolution or winding up of the Corporation.

       (b) For purposes of this Section II.3, (i) any acquisition of the Corporation by means of merger (other than the Reincorporation Merger) or other form of corporate reorganization in which the stockholders of the Corporation do not own a majority of the outstanding shares of the surviving corporation or
(ii) a sale of all or substantially all of the assets of the Corporation shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series B Preferred Stock to receive at the closing cash, securities or other property as specified in Section II.3(a) above.

       (c) Any securities to be delivered to the holders of the Series B Preferred Stock and/or Common Stock pursuant to Section II.3(b) above shall be valued as follows:

              (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                     (A) If traded on a national securities exchange or the
              Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                     (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing; and

                     (C) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

              (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in (i)(A),
       (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

       (d) In the event the requirements of Section II.3(b) are not complied with, the Corporation shall forthwith either:

              (i) cause such closing to be postponed until such time as the requirements of Section II.3(b) have been complied with, or

              (ii) cancel such transaction, in which event the rights, preferences, privileges and restrictions of the holders of Series B Preferred Stock shall revert to and be the same as such rights, preferences, privileges and restrictions existing immediately prior to the date of the first notice referred to in
       Section II.3(e) hereof.

       (e) The Corporation shall give each holder of record of Series B Preferred Stock written notice of such a Section II.3(b) transaction not later than ten (10) days prior to the stockholders' meeting called to approve such transaction, or ten (10) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than ten (10) days after the Corporation has given the first notice provided for herein or sooner than ten
(10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the Series B Preferred Stock then outstanding.

       4. CONVERSION. The holders of Series B Preferred Stock shall have no conversion rights.

       5.     REDEMPTION RIGHTS.

       (a) OPTIONAL REDEMPTION AT ELECTION OF THE CORPORATION. At any time and from time to time the Corporation may redeem all or a portion of the then outstanding shares of Series B Preferred Stock at the prices determined as set forth below, plus the amount of all accrued or declared but unpaid dividends (the "Series B Redemption Price").

                  If Redeemed During                      Optional
                      the Period                      Redemption Price
         ------------------------------------   -------------------------------

         July 9, 2001 ending January 8,                      80% of Series B
                    2002                        Liquidation Preference Amount

         January 9, 2002 ending July 8,                      90% of Series B
                    2002                        Liquidation Preference Amount

         July 9, 2002 ending January 8,                     100% of Series B
                    2003                        Liquidation Preference Amount

                After January 8, 2003                       110% of Series B
                                                Liquidation Preference Amount


The Corporation will not redeem any outstanding shares of Series C Preferred Stock pursuant to Section III.5 below until all shares of Series B Preferred Stock have been redeemed as provided herein. All redemptions of shares of Series B Preferred Stock shall be made on a pro-rata basis from all of the holders thereof, in accordance with the number of shares of Series B Preferred Stock held by each.

       (b) MANDATORY REDEMPTION. As set forth in the Reorganization Agreement, during the three year period commencing from the Effective Date (as defined in the Reorganization Agreement), the Corporation shall utilize ten percent (10%) of the net proceeds received from any future sales or grants of equity (excluding the Corporation's offering and sale of up to $7,000,000 of its Series A Preferred Stock before August 31, 2001, equity issued to employees, consultants, directors, officers, or in connection with any acquisition or other business combination) (such sales or grants of equity, other than such excluded transactions, are referred to herein as the "Triggering Equity Transactions") as follows: (i) first towards payment of the outstanding principal and accrued but unpaid interest outstanding under the promissory note issued to BroadbandNOW, in the form of Exhibit C to the Reorganization Agreement (the "Note") until all obligations arising under the Note have been paid, (ii) then for redemption of the outstanding shares of Series B Preferred Stock, as provided in this Section II.5, until all such shares have been redeemed, and (iii) finally for redemption of the Series C Preferred Stock, until all such shares have been redeemed, as provided in Section III.5 below. The proceeds of any Triggering Equity Transactions available for use for each of the purposes indicated above are referred to herein as the "Available Proceeds." The Corporation shall, after payment of the Note and before redemption of any shares of Series C Preferred Stock, promptly apply all Available Proceeds, to the extent lawfully available for such purpose, to the redemption of outstanding shares of Series B Preferred Stock, until all such shares have been redeemed. Such redemptions are to take place pursuant to the procedures set forth in paragraph II.5(c) below within 45 days of the Corporation's receipt of such Available Proceeds. Any such redemption shall be at the applicable Series B Redemption Price.

       (c) NOTICE FOR REDEMPTION. With respect to any redemption of Series B Preferred Stock initiated by the Corporation, at least 10 business days' previous written notice by certified or registered mail, postage prepaid, shall be given to the holders of record of the Series B Preferred Stock to be redeemed, such notice to be addressed to each such stockholder at the address of such holder given to the Corporation for the purpose of notice, or if no such address appears or is so given, at the place where the principal office of the Corporation is located. Such notice shall state the date of the intended redemption (the "Series B Redemption Date") and the applicable Series B Redemption Price and shall call upon such holder to surrender to the Corporation on said date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed. On or after the Series B Redemption Date stated in such notice, the holder of each share of Series B Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Series B Redemption Price for the Series B Preferred Stock called for redemption and surrendered. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the Series B Redemption Date funds necessary for the redemption shall be available therefor, then, as to any certificates evidencing any Series B Preferred Stock so called for redemption and not surrendered, all rights of the holders of such shares so called for redemption and not surrendered shall cease with respect to such shares, except only the right of the holders to receive the Series B Redemption Price for such shares of Series B Preferred Stock which they hold, without interest, upon surrender of their certificates therefor.

       (d) TRUST FUND. On or prior to any Series B Redemption Date, the Corporation shall deposit, with any bank or trust company in the United States, as a trust fund, a sum sufficient to redeem, on the Series B Redemption Date thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced) and to pay, on or after the Series B Redemption Date or prior hereto, the Series B Redemption Price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the Series B Redemption Date), the shares so called shall be redeemed. The deposit shall constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall no longer be outstanding, and the holders thereof shall cease to be stockholders with respect to such shares, and shall have no rights with respect thereto except the right to notice pursuant to paragraph (b) above and to receive from the bank or trust company payment of the Series B Redemption Price for the Series B Preferred Stock called for redemption which they hold, without interest, upon the surrender of their certificates therefor. Any monies so deposited on account of the Series B Redemption Price of Series B Preferred Stock reacquired by the Corporation subsequent to the making of such deposit shall be repaid to the Corporation forthwith upon the reacquisition of such Series B Preferred Stock. Any interest accrued on any funds so deposited shall be the property of, and paid to, the Corporation. If the holders of Series B Preferred Stock so called for redemption shall not, at the end of six (6) years from the Series B Redemption Date thereof, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Corporation such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Corporation for payment of the Series B Redemption Price for the Series B Preferred Stock which they hold.

       6. VOTING RIGHTS. Except as otherwise provided herein or by applicable law, the Series B Preferred Stock shall be non-voting.

       7.     PROTECTIVE PROVISIONS.

       (a) REQUIRED CONSENTS. So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds (2/3) of the then outstanding shares of Series B Preferred Stock, voting together as one class except where otherwise required by law:

              (i) amend or repeal any provision of the Corporation's Certificate of Incorporation or Bylaws if such action would alter or change the designations, preferences and relative, participating, optional and other special rights, or the restrictions provided for the benefit of the Series B Preferred Stock, provided that approval of the Series B Preferred Stockholders shall not be required for the issuance of any stock senior to or on parity with the Series B Preferred Stock;

              (ii) pay or declare any dividend on shares of Series C Preferred Stock or Common Stock;

              (iii) repurchase or otherwise acquire any of its own shares other than pursuant to the Certificate of Incorporation, in accordance with the redemption provisions set forth herein, as contemplated by the Reorganization Agreement, or from current or former employees or consultants of the Corporation, in connection with the termination of their relationship with the Corporation; or

              (iv) change the uses or priorities designated for the Available Proceeds from any Triggering Equity Transactions, as defined in Section II.5(b) above.

       (b) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section II and in the taking of all such action as may be necessary or appropriate in order to protect the rights and preferences of the Series B Preferred Stock against impairment. The issuance of stock senior to or on parity with the Series B Preferred Stock shall not be deemed an impairment under this Section.

       8. STATUS OF REDEEMED SHARES. In the event any shares of Series B Preferred Stock shall be redeemed pursuant to Section II.5 hereof, the shares so redeemed shall be canceled and shall not be issuable by the Corporation, and the Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the number of shares of Series B Preferred Stock the Corporation is authorized to issue.

                  III.   SERIES C PREFERRED STOCK

       1. DESIGNATION. Seven million eight hundred seventy-five thousand (7,875,000) shares of Preferred Stock, $0.001 par value per share, are designated as "Series C Preferred Stock." The rights, powers, preferences, privileges, qualifications, limitations and restrictions granted to and imposed on the Series C Preferred Stock are set forth below.

       2.     DIVIDEND PROVISIONS.

       (a) The holders of Series C Preferred Stock shall not be entitled to any dividends, and no such rights will accrue, prior to the Non-Redemption Dividend Date.

       (b) If redemption of all shares of Series C Preferred Stock does not occur on or before the Non-Redemption Dividend Date, as provided in Section
III.5 below, then effective as of the Non-Redemption Dividend Date, the holders of shares of Series C Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Common Stock of the Corporation (other than a dividend payable in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation), but subordinate to the payment of any preferential dividend payable on the Series A Preferred Stock as set forth in Section I.2 above or on the Series B Preferred Stock, as set forth in Section II.2 above, with such dividend payable to the holders of Series C Preferred Stock at the rate of $0.14 per share (with such rate subject to adjustment for stock splits, consolidations and the like) for each share of Series C Preferred Stock per annum (commencing from the Non-Redemption Dividend Rate), payable when, as and if declared by the Board of Directors. Such dividends shall be cumulative and shall be payable in cash.

       (c) No dividends shall be declared or paid or set apart for payment on any class or series of Common Stock unless all outstanding shares of Series C Preferred Stock have been redeemed as provided in Section III.5 below.

       3.     LIQUIDATION PREFERENCE.


       (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive, after distribution to holders of Series A Preferred Stock and Series B Preferred Stock of the preferential amounts to which they are entitled as provided in Sections I.3(a) and II.3(a) above, but prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock, by reason of their ownership thereof, an amount per share equal to $1.00 for each outstanding share of Series C Preferred Stock (as adjusted for stock splits, stock dividends and recapitalizations) plus an amount equal to any accrued or declared but unpaid dividends thereon (the "Series C Liquidation Preference Amount"). If, upon the occurrence of such an event, and after the payment of preferential amounts payable to the holders of Series A Preferred Stock and Series B Preferred Stock, the assets and property available for distribution among the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount to which they are entitled, then the assets and property of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the aggregate preferential amounts owed such holders upon a liquidation, dissolution or winding up of the Corporation.

       (b) For purposes of this Section III.3, (i) any acquisition of the Corporation by means of merger (other than the Reincorporation Merger) or other form of corporate reorganization in which the stockholders of the Corporation do not own a majority of the outstanding shares of the surviving corporation or
(ii) a sale of all or substantially all
of the assets of the Corporation shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series C Preferred Stock to receive at the closing cash, securities or other property as specified in Section III.3(a) above.

       (c) Any securities to be delivered to the holders of the Series C Preferred Stock and/or Common Stock pursuant to Section III.3(b) above shall be valued as follows:

              (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                     (A) If traded on a national securities exchange or the
              Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                     (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing; and

                     (C) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

              (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in (i)(A),
       (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

       (d) In the event the requirements of Section III.3(b) are not complied with, the Corporation shall forthwith either:

              (i) cause such closing to be postponed until such time as the requirements of Section III.3(b) have been complied with, or

              (ii) cancel such transaction, in which event the rights, preferences, privileges and restrictions of the holders of Series C Preferred Stock shall revert to and be the same as such rights, preferences, privileges and restrictions existing immediately prior to the date of the first notice referred to in Section III.3(e) hereof.

       (e) The Corporation shall give each holder of record of Series C Preferred Stock written notice of such a Section III.3(b) transaction not later than ten (10) days prior to the stockholders' meeting called to approve such transaction, or ten (10) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction, and the Corporation shall thereafter give such holders prompt notice of any material changes.

The transaction shall in no event take place sooner than ten (10) days after the Corporation has given the first notice provided for herein or sooner than ten
(10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the Series C Preferred Stock then outstanding.

       4. CONVERSION. The holders of Series C Preferred Stock shall have no conversion rights. The original purchasers of shares of Series C Preferred Stock shall have certain rights to exchange a portion of such shares for shares of the Corporation's Common Stock, as set forth in the Reorganization Agreement.

       5.     REDEMPTION RIGHTS.

       (a) OPTIONAL REDEMPTION AT ELECTION OF THE CORPORATION. At any time and from time to time the Corporation may redeem all or a portion of the then outstanding shares of Series C Preferred Stock at the prices determined as set forth below, plus the amount of all accrued or declared but unpaid dividends (the "Series C Redemption Price").

                  If Redeemed During                      Optional
                      the Period                      Redemption Price
         -----------------------------------    ------------------------------

         July 9, 2001 ending January 8,                80% of Series C
                   2002                          Liquidation Preference Amount

         January 9, 2002 ending July 8,                90% of Series C
                   2002                          Liquidation Preference Amount

         July 9, 2002 ending January 8,               100% of Series C
                   2003                          Liquidation Preference Amount

                After January 8, 2003                 110% of Series C
        `                                        Liquidation Preference Amount


The Corporation will not redeem any outstanding shares of Series C Preferred Stock pursuant to this Section III.5 until all shares of Series B Preferred Stock have been redeemed as provided in Section II.5 above. All redemptions of shares of Series C Preferred Stock shall be made on a pro-rata basis from all of the holders thereof, in accordance with the number of shares of Series C Preferred Stock held by each.

       (b) MANDATORY REDEMPTION. The Corporation shall, after payment of the Note and the redemption of all outstanding shares of Series B Preferred Stock, promptly apply all Available Proceeds, to the extent lawfully available for such purpose, to the redemption of outstanding shares of Series C Preferred Stock, until all such shares have been redeemed. Such redemptions are to take place pursuant to the procedures set forth in paragraph III.5(c) below within 45 days of the Corporation's receipt of such Available Proceeds. Any such redemption shall be at the applicable Series C

Redemption Price.

       (c) NOTICE FOR REDEMPTION. With respect to any redemption of Series C Preferred Stock initiated by the Corporation, at least 30 days' previous written notice by certified or registered mail, postage prepaid, shall be given to the holders of record of the Series C Preferred Stock to be redeemed, such notice to be addressed to each such stockholder at the address of such holder given to the Corporation for the purpose of notice, or if no such address appears or is so given, at the place where the principal office of the Corporation is located. Such notice shall state the date of the intended redemption (the "Series C Redemption Date"), the applicable Series C Redemption Price, any rights the stockholder may have to exchange any shares of Series C Preferred Stock for Common Stock as provided in the Reorganization Agreement and the date of termination of such exchange right. The exchange right as described in Section
3.3 of the Reorganization Agreement will terminate on the date specified in such notice (which date shall not be earlier than thirty (30) days and not later than sixty (60) days after the above written notice by mail has been given) and shall call upon such holder to surrender to the Corporation on said date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed. On or after the Series C Redemption Date stated in such notice, the holder of each share of Series C Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Series C Redemption Price for the Series C Preferred Stock called for redemption and surrendered. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the Series C Redemption Date funds necessary for the redemption shall be available therefor, then, as to any certificates evidencing any Series C Preferred Stock so called for redemption and not surrendered, all rights of the holders of such shares so called for redemption and not surrendered shall cease with respect to such shares, except only the right of the holders to receive the Series C Redemption Price for such shares of Series C Preferred Stock which they hold, without interest, upon surrender of their certificates therefor.

       (d) TRUST FUND. On or prior to any Series C Redemption Date, the Corporation shall deposit, with any bank or trust company in the United States, as a trust fund, a sum sufficient to redeem, on the Series C Redemption Date thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced) and to pay, on or after the Series C Redemption Date or prior hereto, the Series C Redemption Price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the Series C Redemption Date), the shares so called shall be redeemed. The deposit shall constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall no longer be outstanding, and the holders thereof shall cease to be stockholders with respect to such shares, and shall have no rights with respect thereto except the right to notice pursuant to paragraph (b) above and to receive from the bank or trust company payment of the Series C Redemption Price for the

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Series C Preferred Stock called for redemption which they hold, without interest, upon the surrender of their certificates therefor, and to exercise any exchange right as set forth in the Reorganization Agreement at any time up to but not after the close of business on the fifth day prior to the Series C Redemption Date of such shares (which date will not be earlier than thirty (30) days after the written notice of redemption has been mailed to holder of record of the Series C Preferred Stock called for redemption). Any monies so deposited on account of the Series C Redemption Price of Series C Preferred Stock exchanged subsequent to the making of such deposit shall be repaid to the Corporation forthwith upon the exchange of such Series C Preferred Stock. Any interest accrued on any funds so deposited shall be the property of, and paid to, the Corporation. If the holders of Series C Preferred Stock so called for redemption shall not, at the end of six (6) years from the Series C Redemption Date thereof, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Corporation such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Corporation for payment of the Series C Redemption Price for the Series C Preferred Stock which they hold.

       6. VOTING RIGHTS. Except as otherwise provided herein or by applicable law, the Series C Preferred Stock shall be non-voting.

       7. PROTECTIVE PROVISIONS. So long as any shares of Series C Preferred Stock are issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least fifty-one percent (51%) of the then outstanding shares of Series C Preferred Stock, voting together as one class except where otherwise required by law:

              (a) amend or repeal any provision of the Corporation's Certificate of Incorporation or Bylaws if such action would alter or change the designations, preferences and relative, participating, optional and other special rights, or the restrictions provided for the benefit of the Series C Preferred Stock, provided that approval of the Series C Preferred Stockholders shall not be required for the issuance of any stock senior to or on parity with the Series C Preferred Stock;

              (b) repurchase or otherwise acquire any of its own shares other than pursuant to the Certificate of Incorporation, in accordance with the redemption provisions set forth herein, as contemplated by the Reorganization Agreement, or from current or former employees or consultants of the Corporation, in connection with the termination of their relationship with the Corporation; or

              (c) change the uses or priorities designated for the Available Proceeds from any Triggering Equity Transactions, as defined in Section II.5(b) above.

       8. NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section III and in the taking of all such action as may be necessary or appropriate in order to protect the rights and preferences of the Series C Preferred Stock against impairment. The issuance of stock senior to or on parity with the Series C Preferred Stock shall not be deemed an impairment under this Section.

       9. STATUS OF REDEEMED SHARES. In the event any shares of Series C Preferred Stock shall be redeemed pursuant to Section III.5 hereof, the shares so redeemed shall be canceled and shall not be issuable by the Corporation, and the Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the number of shares of Series C Preferred Stock the Corporation is authorized to issue.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]


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         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Designation, Preferences and Other Rights to be executed by a duly authorized officer on the 6th day of July, 2001.


                            USA BROADBAND, INC.


                            By:           /s/ Edward P. Mooney
                                  ----------------------------------------------

                            Title:       EXECUTIVE VICE PRESIDENT AND DIRECTOR
                                  ----------------------------------------------